Exhibit 99.2

Accuride Corporation

Condensed Consolidated Balance Sheet (Unaudited)

January 31, 2010

(Unaudited - Prepared in connection with the Monthly Operating Report for January 2010 to be filed with the Bankruptcy Court)

(In thousands)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,365
Customer receivables, net	$65,430
Other receivables	$7,382
Inventories, net	$56,600
Supplies	$16,608
Current income taxes receivable	$312
Deferred income taxes	$2,811
Prepaid expenses and other current assets	$4,214
Total current assets	$203,722

PROPERTY, PLANT AND EQUIPMENT, NET	$225,712

OTHER ASSETS:
Goodwill	$127,474
Other intangible assets, net	$92,150
Def financing costs, net	$7,557
Pension benefit plan	$7,602
Other	$17,047
TOTAL	$681,264

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$46,512
Current portion of long-term debt	$676,663
Accrued payroll and compensation	$17,128
Accrued interest payable	$26,177
Derivatives	$1,071
Accrued and other liabilities	$28,095
Total current liabilities	$795,646

DEFERRED INCOME TAXES	$22,188
OTHER POSTRETIREMENT LIABILITY	$61,012
PENSION LIABILITY	$35,782
OTHER LIABILITIES	$6,935

STOCKHOLDERS’ EQUITY:
Common stk and additional pic	$268,580
Treasury stock	$(751)
Other comprehensive income	$(48,376)
Retained earnings (deficit)	$(459,752)
Total stockholders’ equity	$(240,299)
TOTAL	$681,264